                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report: December 29, 2000
                       (Date of earliest event reported)


                                 Prandium, Inc.
                                 --------------
             (Exact name of Registrant as specified in its charter)


     Delaware                      33-14051                  33-0197361
     --------                      --------                  ----------
(State of Incorporation)      (Commission File No.)         (IRS Employer
                                                         Identification No.)


              18831 Von Karman Avenue, Irvine, California  92612
              --------------------------------------------------
          (Address of principal executive offices, including zip code)


                                (949) 757-7900
                                --------------
              (Registrant's telephone number, including area code)


                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


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Item 1.   Changes in Control of Registrant

     On December 29, 2000, Mr. Kevin Relyea, the Registrant's Chief Executive Officer and President, acquired approximately 53.1% of the Registrant's outstanding capital stock pursuant to the terms of a Share Purchase and Sale Agreement by and between Mr. Relyea and AIF II, L.P., dated December 29, 2000. On that date, Mr. Relyea purchased 95,831,997 outstanding shares of common stock of the Registrant held by AIF II, L.P. for an aggregate consideration of $15,000 in cash, the source of which was Mr. Relyea's personal funds. After giving effect to the acquisition, Mr. Relyea beneficially owns approximately 54.5% of the outstanding capital stock of the Registrant (including all of the options held by Mr. Relyea that are currently exercisable or are exercisable next 60 days).

Item 4.   Other Events

     On January 4, 2001, each of David Ament, Peter P. Copses, Antony P. Ressler, A. William Allen, III and George G. Golleher resigned from the Registrant's Board of Directors and the number of directors was reduced to two. A replacement director has not yet been appointed to fill the remaining vacancy on the Registrant's Board of Directors.

                                       1
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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

          Dated:  January 5, 2001

                                         PRANDIUM, INC.



                                         By: /s/ Todd E. Doyle
                                            ________________________
                                         Name:  Todd E. Doyle
                                         Title: Executive Vice President
                                                and General Counsel